EXHIBIT 99.1

Edible Garden Announces Pricing of Upsized $10.2 Million Underwritten Public Offering

BELVIDERE, NJ, February 2, 2023 (GLOBE NEWSWIRE) -- Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce and products, today announced the pricing of its upsized underwritten public offering of 1,619,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Each unit is being sold at a public offering price of $6.30 per unit. The warrants in the units will be immediately exercisable at a price of $6.30 per share and will expire five years from the date of issuance. The shares of common stock and accompanying warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance. Gross proceeds, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $10.2 million.

Edible Garden has also granted the underwriters an option to purchase an additional 242,850 shares of common stock and/or additional warrants to purchase up to 242,850 shares of common stock, to cover over-allotments, if any. The offering is expected to close on or about February 7, 2023, subject to customary closing conditions.

Maxim Group LLC is acting as lead book-running manager and Joseph Gunnar and Co. is acting as joint book-running manager in connection with this offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-268800), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 2, 2023 and a registration statement on Form S-1 (File No. 333-269545) which became effective on February 2, 2023. The offering is being made only by means of a prospectus which is a part of the effective registration statements. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Edible Garden AG Incorporated

Edible Garden AG Incorporated, is a leader in locally grown organic leafy greens and herbs backed by Zero-Waste Inspired® next generation farming. Offered at over 4,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company plans to offer a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Edible Garden go to https://ediblegardenag.com/.

1

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the expected closing of the Company’s proposed offering and expected proceeds. The words “may,” “will,” “estimate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including market and other conditions and that the conditions to the closing of the offering may not be satisfied. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Relations Contact:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

2